As filed with the Securities and Exchange Commission on July 16, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2004

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)

Issuer's telephone number: (619) 881-2800

Item 4 Changes in Registrant's Certifying Accountant

On July 13, 2004, the audit committee of Royale Energy, Inc., approved a mutual agreement with the company's independent auditor, Brown Armstrong, to terminate Brown Armstrong's engagement as the company's independent auditor. At the time of terminating the audit engagement, there were no disagreements between the company and Brown Armstrong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Brown Armstrong's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Brown Armstrong reported on the company's financial statements for the fiscal years from 1994 through 2003.

The auditor's reports on the financial statements of Royale Energy during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

Item 7 Financial Statements, Pro Form Financial Information and Exhibits

Exhibits

16.1 Letter on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 16, 2004	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Executive Vice President and Chief Financial Officer